Exhibit 99.1

W. R. GRACE & CO., et al.,

CASE NO. 01-1139 (JFK)

TERM SHEET FOR RESOLUTION OF

U.S. ZONOLITE ATTIC INSULATION CLAIMS

This Term Sheet sets forth certain of the principal terms and conditions under which the Debtors, the Equity Committee of Security Holders, the ZAI Claimants’ Special Counsel and Putative Class Counsel, and the Legal Representative for future asbestos-related property damage claimants (“PD FCR”) in the above-captioned Chapter 11 cases are prepared to resolve all U.S. Zonolite Attic Insulation (“ZAI”) property damage claims and demands, if any, including without limitation all asbestos-related ZAI property damage claims pending in the U.S. at the filing of the Chapter 11 cases and those asserted subsequent thereto, including all such claims for attic insulation containing Libby vermiculite regardless of the brand name under which it was sold  (collectively, “ZAI Claims”).  This Term Sheet has been produced for settlement purposes only and is subject to the provisions of Rule 408 of the Federal Rules of Evidence.

I.                                         Treatment of Claims

A.            Asbestos PD Trust—Funding

All U.S. ZAI Claims will be channeled to a trust (the “Asbestos PD Trust”) that will be established in accordance with Section 524(g) of the United States Bankruptcy Code.  The Asbestos PD Trust will pay U.S. ZAI Claims from ZAI Trust Assets in accordance with the Asbestos PD Trust Agreement and ZAI Trust Distribution Procedures (“ZAI TDP”) established in connection with a confirmed plan of reorganization (“Plan”).  The Asbestos PD Trust will have a separate ZAI Trustee who will administer the ZAI Trust Assets, the ZAI claims process, the ZAI educational program and all related ZAI matters.  The ZAI Trust Assets will not be commingled with any other assets in the Asbestos PD Trust.  The ZAI Trustee and any successor will be chosen by the ZAI Trust Advisory Committee.

1.     Funding of Asbestos PD Trust at Emergence:  On the Effective Date of the Plan, the Asbestos PD Trust shall receive $30 million in ZAI Trust Assets in cash, plus, if the Effective Date occurs after March 31, 2009, interest from April 1, 2009 to the Effective Date accrued at the same rate applicable to the Debtors’ senior exit financing.

2.     Deferred Payment Obligations:  The Reorganized Grace shall make an additional payment of $30 million in ZAI Trust Assets in cash to the Asbestos PD Trust on the third anniversary of the Effective Date.  No interest shall accrue on this obligation prior to the payment due date.

3.     Deferred Contingent Payment Obligations:   Commencing on the fifth anniversary of the Effective Date, the Reorganized Grace shall make one or more contingent cash payments to the ZAI Trust Assets in the Asbestos PD Trust over the ensuing 20-year period as follows:  up to but no more than ten annual payments of $8 million, each due only in the event the Asbestos PD Trust’s ZAI assets fall below $10 million in value during the year preceding an anniversary of the Effective Date.  Any such payments that become due shall be payable on an anniversary of the Effective Date.  For greater clarity, the obligation to make any one contingent $8 million payment does not trigger any obligation to make any additional contingent payments.

4.     Security for Deferred Payment Obligations:  The deferred contingent payment obligations shall be subordinate to any bank debt or bonds outstanding and shall be guaranteed by the Reorganized Grace or any successor ultimate parent entity of the Reorganized Grace.  Such guaranty shall be secured by an obligation of the Reorganized Grace to issue to the Asbestos PD Trust, in the event the second $30 million payment is not timely made or a contingent payment obligation becomes fixed but is not satisfied, the number of shares of Reorganized Grace common stock which, when added to the number of shares of common stock issued and outstanding as of the Effective Date, shall constitute 50.1% of the voting shares of the Reorganized Grace as of the Effective Date.  Such security obligation shall be in the same form as the obligation to issue such shares which the Debtors have previously agreed to with the Asbestos PI Trust, and such obligation shall include an inter-creditor agreement and appropriate cross-default provisions consistent with the rights of the Asbestos PI Trust.

5.               Residual Funds:  If the Asbestos PD Trust ceases to exist in accordance with the terms of the Asbestos PD Trust Agreement, any funds or assets remaining in the Asbestos PD Trust at its expiration shall be paid over in full to the Asbestos PI Trust, which amount if paid during the first 25 years after the Effective Date shall be treated as an offset against the amount owed by the Reorganized Grace to the PI Trust.

6.     Section 524(g):  The Asbestos PD Trust and the ZAI TDP shall be structured so as to satisfy the requirements of Section 524(g) and permit issuance of a channeling injunction with respect to ZAI Claims.

7.     Term of Trust:  Subject to earlier dissolution following the 20th anniversary of the Trust based on a lack of claim filings for a 24-month period following said anniversary, or for other reasons as provided for in the Asbestos PD Trust Agreement, the Trust shall continue in existence for the payment of U.S. ZAI Claims until the later of: (a) 25 years following the effective date; or (b) when the Trust has paid out all of the ZAI Trust Assets following the final deferred contingent payment.

B.            Asbestos PD Trust—Claims Payments

1.               For ZAI remedial action taken before the date on which the ZAI TDP is approved and published on the Trust website, the ZAI TDP shall require, among other things, that to qualify for payment from the Asbestos PD Trust, a claimant must submit:

a.               the following documentary or other evidence sufficient to demonstrate that ZAI is or was installed in the structure which is the  subject of the claim:

(1)                      a receipt or invoice reflecting the purchase of ZAI for the structure; or

(2)       an affidavit from a claimant who timely filed a U.S. ZAI Proof of Claim and who has direct personal knowledge of events surrounding the installation of ZAI in the structure: (i) attesting that ZAI was installed in the structure; and (ii) attesting to facts establishing his or her direct personal knowledge; or

(3)       a ZAI bag, portion of a ZAI bag, or photograph of a ZAI bag in the structure, with an affidavit from the homeowner or abatement contractor verifying that the bag was found in the structure’s attic or other area in question; or

(4)       a certification that vermiculite attic insulation was present in the structure, attested to by a licensed or certified asbestos abatement contractor who removed vermiculite from the structure; or

(5)       a sample of the vermiculite attic insulation (minimum 2 tbsps. of material) with an affidavit by the homeowner or contractor that the insulation came from the structure in question; or

(6)       before and after photographs of the attic or other area in question depicting the presence of and removal of vermiculite attic insulation accompanied by an affidavit by the homeowner or contractor verifying that the material depicted in the photographs was vermiculite that was present in that structure; or

(7)       a laboratory report showing the presence of vermiculite in an attic insulation sample taken from the structure.

b.              the following documentary evidence to establish the funds expended by the Claimant to remove, abate or contain ZAI:

(1)       (i) a copy of the contract or invoice specifying the cost of removing, abating or containing ZAI, and (ii) cancelled checks or credit card statements reflecting payment of the specific cost of removing, abating or containing ZAI; or

(2)       where any payment by the Asbestos PD Trust will be made directly to the contractor which removed, abated or contained ZAI, (i) cancelled checks or credit card statements reflecting payment of the applicable non-reimbursable portion of the specific cost for removal, abatement or containment of ZAI, consistent with section B.1.b.(1), (ii) a copy of the contract or invoice for such work, and (iii) a certification from the contractor that the work reflected in such contract or invoice was performed to completion.

c.               an affidavit establishing that the Claimant is an owner or tenant of the structure.

2.     For ZAI remedial action taken after the date on which the ZAI TDP is approved and published on the Trust website, and providing that the testing procedure described below is implemented, a claimant, in addition to establishing its costs under B.1.b., and property interest under B.1.c, must comply with B.1.a.(1) or B.1.a.(3), or the following:

a.     If the ZAI Trustee and Reorganized Grace agree that there exists a feasible, reliable and economical test to distinguish ZAI from non-ZAI  vermiculite attic insulation, a claimant must submit a sample of the vermiculite attic insulation (of a size to be determined) either to a laboratory approved by the Trust to conduct such a test or as otherwise directed by the Trust.  The Trust will pay for the claimant’s remedial action pursuant to the TDP unless the material is determined not to be ZAI.  The cost of the test will be paid by the Trust and will not reduce a claimant’s recovery.

b.     If the procedure in B.2.a is implemented, and the ZAI Trustee and Reorganized Grace agree after two years of experience with the test that the benefits of such a testing program are insufficient to justify its continued use, the Trust may discontinue the testing requirement of B.2.a and the procedure set forth in B.1 will be reinstated for all claimants.

c.     In the event the ZAI Trustee and Reorganized Grace disagree on the determinations in B.2.a or B.2.b, the parties shall submit such disagreement to the alternative dispute resolution set forth in the TDP for resolution.

3.     If the testing procedure outlined in B.2.a is not implemented, then a claimant must comply with any of the criteria in B.1 for ZAI remedial action taken after the date the ZAI TDP is approved and published on the Trust website.

4.     Subject to Paragraph B.5., claims that qualify for payment from the Asbestos PD Trust in accordance with the ZAI TDP shall be paid 55% of the claimed amount, but in no event shall the Asbestos PD Trust pay more than 55% of $7,500 (the latter figure is hereafter referred to as the “Maximum Claim Amount”) on any claim; provided, however, that (a) commencing on the fifth anniversary of the Effective Date, the Maximum Claim Amount shall be increased by the increase in the Consumer Price Index for the  preceding 12 months, and (b) the Maximum Claim Amount shall be increased every year thereafter on the anniversary of the Effective Date by the increase in the Consumer Price Index for the 12 months immediately preceding each such anniversary date.

5.               The Asbestos PD Trust shall only pay claims that are in compliance with the requirements of this Term Sheet, the Plan, the ZAI TDP and any Trust claim form.  Notwithstanding the foregoing, the Trust may liquidate and pay up to 5 claims per year that in the ZAI Trustee’s discretion qualify as Extraordinary Claims, but in no event shall the ZAI Trustee pay more than $100,000 cumulatively in any year with respect to such Extraordinary Claims.  In addition, the Trust may pay up to $25,000 each to the two class representatives in the Barbanti class action (Barbanti and Busch) in recognition of the time, effort and commitment those individuals expended in the ZAI litigation and thereby contributed to the resolution embodied in this Term Sheet.

C.            Asbestos PD Trust—Educational Program

1.               The Trust in its discretion may pay up to $2 million over the first three years after the Effective Date, and up to $500,000 for each three-year period thereafter, to fund an educational program about ZAI.

2.               Initially, the content of any Asbestos PD Trust education program must be consistent with published EPA guidance concerning ZAI and with the Debtors ZAI bar date notice program in these Chapter 11 cases; provided, however, that the educational program’s content shall reflect any material scientific or regulatory changes or developments that pertain to ZAI, in terms and in manner of publication acceptable to the Reorganized Grace.  In the event the Trust and the Reorganized Grace disagree on any matter set forth in this paragraph, the parties shall submit such disagreement to an alternative dispute resolution procedure for resolution.

D.  Asbestos PD Trust—Reorganized Grace’s Audit Rights

1.               The Reorganized Grace shall have the right to conduct annual audits of the books, records and claim processing procedures of the Asbestos PD Trust to:

a.               examine the sufficiency of the documentary and other evidence submitted by any claimant relating to the installation of ZAI in the house or other building which is the subject of a claim and the ZAI-related costs incurred by said claimant; and

b.              confirm that Asbestos PD Trust expenditures have complied with the terms of this Term Sheet, the Plan, the Asbestos PD Trust Agreement and the ZAI TDP;

provided, however, that in the event of unusual claiming and/or payment activity, the Reorganized Grace may, upon reasonable notice to the Asbestos PD Trust, conduct audits in addition to its annual audit.

2.               To the extent the ZAI Trustee and the Reorganized Grace determine that one or more payments made by the Asbestos PD Trust to U.S. ZAI Claimants were made in violation of the terms of this Term Sheet, the Plan, the Asbestos PD Trust Agreement or the ZAI TDP:

a.               the amounts of such Trust payments shall be added to the ZAI Trust Assets for purposes of calculating the $10 million trigger relating to deferred contingent payment obligations; and

b.              the Trust shall review its claim review and payment procedures.

In the event the Trust and the Reorganized Grace disagree over whether one or more payments were made in violation of this Term Sheet, the Plan, the Asbestos PD Trust Agreement or the ZAI TDP, the parties shall submit such disagreement to an alternative dispute resolution procedure for resolution.

3.               To the extent any noncompliant payments were made as the result of fraudulent conduct on the part of a contractor, claimant or other person, the ZAI Trustee shall notify the Bankruptcy Court and the United States Attorney for the District of Delaware of such fraud and shall provide all information those entities may request in connection with any investigation, civil proceedings or criminal proceedings.  The Trust may also initiate litigation against the responsible party or parties to recover such noncompliant payments.

4.               The Asbestos PD Trust shall file with the Bankruptcy Court an annual report containing its financial statements audited by independent registered public accountants.

5.               In administering the ZAI aspects of the Asbestos PD Trust, including ZAI Claims and the ZAI educational program, the ZAI Trustee will be advised by a ZAI Trust Advisory Committee (“ZTAC”) consisting of Edward J. Westbrook, Darrell W. Scott and Hon. Alexander M. Sanders, Jr.  Successor ZTAC members will be chosen by the existing ZTAC.  Reorganized Grace will have the right to have a non-voting representative attend ZTAC meetings and make reasonable requests for financial information in addition to that provided in annual reports.  Reorganized Grace’s initial representative will be Richard C. Finke, whose successor will be chosen by Reorganized Grace.

II.            Binding Effect.  The parties shall use their best efforts to incorporate the terms of this Term Sheet into a plan of reorganization to be filed with the Bankruptcy Court as soon as possible.

III.           Confidentiality.  The Parties shall treat all negotiations regarding this Term Sheet as confidential. Neither the contents nor the existence of this Term Sheet shall be disclosed by any party, either orally or in writing, except to its directors, officers, employees, legal counsel, financial advisors, accountants and clients on a confidential basis until the Debtors have issued a press release announcing the terms and conditions contained herein or have announced the terms hereof to the Bankruptcy Court. Notwithstanding the foregoing, the parties agree that this Term Sheet or the terms of this Term Sheet may be disclosed to the Official Committee of Personal Injury Claimants and the Official Committee of Asbestos Property Damage Claimants. The Debtors will provide ZAI Claimants Special Counsel with an opportunity to review any press release relating to this Term Sheet prior to its issuance.

IV.           Class Action Treatment

The parties agree to seek and support: (1) Bankruptcy Court certification, pursuant to Rule 23(b)(3), of a U.S. ZAI Settlement Class composed of individuals who timely filed a U.S. ZAI Proof of Claim; (2) the appointment of Edward J. Westbrook, Esq., Darrell W. Scott, Esq. and Elizabeth Cabraser, Esq. as class counsel for that class; (3) the appointment of appropriate class representatives as may be proposed by class counsel; (4) preliminary and final approval of a U.S. ZAI Class Settlement under the terms contained in the Term Sheet For Resolution Of U.S. Zonolite Attic Insulation Claims; (5) the issuance of appropriate notice to class members, at Debtors’ expense, of preliminary class settlement approval, class member’s opt-out rights, and hearing on final class settlement approval; and (6) a Common Fund Fee Award and Expense Recovery Award to class counsel to be paid from Debtors’ non-contingent settlement payments.

AGREED TO AND ACCEPTED BY:

Dated:  November 21, 2008

THE DEBTORS:

W. R. GRACE & CO., on behalf of itself and its subsidiaries and affiliates that are Debtors in the Chapter 11 cases

By:	/S/ Mark A. Shelnitz
Name:	Mark A. Shelnitz
Title:	VP, General Counsel & Secretary

THE EQUITY COMMITTEE OF SECURITY HOLDERS

By:	/S/ R. TED WESCHLER
Name:	R. Ted Weschler
Title:	Chair of the Committee

ZAI CLAIMANTS SPECIAL COUNSEL AND PUTATIVE CLASS COUNSEL:

RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC

By:	/S/ EDWARD WESTBROOK
Name: Edward Westbrook

ZAI CLAIMANTS SPECIAL COUNSEL AND PUTATIVE CLASS COUNSEL:

THE SCOTT LAW GROUP, P.S.

By:	/S/ DARRELL W. SCOTT
Name: Darrell W. Scott

THE ASBESTOS PROPERTY DAMAGE FUTURE CLAIMANTS REPRESENTATIVE:
Alan B. Rich, Esq., on behalf of and in his capacity as counsel to the PD FCR

By:	/S/ ALAN B. RICH
Name: Alan B. Rich